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                                                                      EXHIBIT 12

                                    HCA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             FOR THE QUARTERS AND SIX MONTHS JUNE 30, 2001 AND 2000
                             (DOLLARS IN MILLIONS)

                                                                QUARTER       SIX MONTHS
                                                              ------------   -------------
                                                              2001   2000     2001    2000
                                                              ----   -----   ------   ----
EARNINGS:
Income (loss) before minority interests and income taxes....  $460   $(341)  $1,032   $177
Fixed charges, excluding capitalized interest...............   168     162      337    306
                                                              ----   -----   ------   ----
                                                              $628   $(179)  $1,369   $483
                                                              ====   =====   ======   ====
FIXED CHARGES:
Interest charged to expense.................................  $139   $ 136   $  281   $255
Interest portion of rental expense and amortization of
  deferred loan costs.......................................    29      26       56     51
                                                              ----   -----   ------   ----
Fixed charges, excluding capitalized interest...............   168     162      337    306
Capitalized interest........................................     3       6        7     11
                                                              ----   -----   ------   ----
                                                              $171   $ 168   $  344   $317
                                                              ====   =====   ======   ====
Ratio of earnings to fixed charges..........................  3.67      (a)    3.98   1.52

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(a) For the quarter ended June 30, 2000, earnings are inadequate to cover fixed charges by $347 million.